Deloitte & Touche LLP

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Salt Lake City, UT 84111
USA

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www.deloitte.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 29, 2019, relating to the financial statements and financial statement schedules of Security National Financial Corporation and subsidiaries appearing in the Annual Report on Form 10-K of Security National Financial Corporation and subsidiaries for the year ended December 31, 2018.

Deloitte & Touche LLP

May 31, 2019